UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

Next Graphite, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-185278	90-0911609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

318 North Carson Street, Suite 208
Carson City, NV 89701 USA
 (Address of Principal Executive Offices)

Tel: (949) 397-2522
Fax: (775) 883-0340
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Private Placement

On March 25, 2014, Next Graphite, Inc., a Nevada corporation (the “Company”) consummated a private placement of an aggregate of 150,000 shares of its common stock, par value $0.001 per share (“Common Stock”), for gross proceeds of $150,000 at a per share price of $1.00 pursuant to a Subscription Agreement with an accredited investor.

The Subscription Agreement contains representations and warranties of the Company and the investor which are customary for transactions of this type. It also obligates the parties to the agreement to indemnify each other for any losses arising out of any breach of the agreement or failure by such party to perform with respect to the representations, warranties or covenants contained in the agreement.

The foregoing description of the Subscription Agreement is qualified in its entirety by the form of the agreement annexed hereto as Exhibit 10.1.

Item 8.01 Other Events.

Effective March 25, 2014, 25,740,000 shares of the Company’s common stock held by African Graphite, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, were cancelled. As of the date of this report, the Company has 49,431,443 shares of common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Subscription Agreement(1)
_____________
(1) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Graphite, Inc.

Dated: March 28, 2014	By:	/s/ Charles C. Bream
Name: Charles C. Bream
Title: Chief Executive Officer